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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.

                                                 26 WEEKS
                                                   ENDED
                                                  1/1/2005                                  YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                   (UNAUDITED)    2004          2003       2002         2001
------------------------------------------      -----------  ---------    ---------   ---------    ---------
Fixed Charges
      Interest and amortization of debt
        issuance costs on all indebtedness       $  26,845   $  40,192    $  41,008   $  43,357    $  39,043
      Add interest element implicit in
        rentals                                      1,752       3,557        3,807       3,040        3,724
                                                 ---------   ---------    ---------   ---------    ---------
           Total fixed charges                   $  28,597   $  43,749    $  44,815   $  46,397    $  42,767
Income (Loss)
      Income (Loss) before income taxes          $   4,889   $(100,387)   $  10,916   $  44,541    $  73,846
      Add fixed charges                             28,597      43,749       44,815      46,397       42,767
                                                 ---------   ---------    ---------   ---------    ---------
      Income (Loss) before fixed charges
        and income taxes                         $  33,486   $ (56,638)   $  55,731   $  90,938    $ 116,613
                                                 =========   =========    =========   =========    =========
Ratio of earnings to fixed charges                    1.17       (1.29)        1.24        1.96         2.73
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